NYLIM ACTIVE ETF TRUST 485BPOS

Exhibit (h)(2)(b)

Execution

AMENDMENT TO

TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment (“Amendment”) dated September 16, 2026 (the “Effective Date”) is by and between NYLIM ETF Trust (formerly, New York Life Investments ETF Trust) and NYLIM Active ETF Trust (formerly, New York Life Investments Active ETF Trust) (each, a “Trust” and collectively, the “Trusts”) and each series of the Trusts listed on Appendix I to the Agreement (as defined below) and The Bank of New York Mellon (the “Bank”).

BACKGROUND:

A.	The Bank and NYLIM ETF Trust (at the time named, IndexIQ ETF Trust) and NYLIM Active ETF Trust (at the time named, IndexIQ Active ETF Trust) entered into a Transfer Agency and Service Agreement dated as of January 26, 2009, as amended to date, (the “Agreement”), relating to the Bank’s provision of services to the Trusts and each of their series identified on Appendix I (each a Series).

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	All references to “New York Life Investments ETF Trust” shall be replaced with “NYLIM ETF Trust”.

2.	All references to “New York Life Investments Active ETF Trust” shall be replaced with “NYLIM Active ETF Trust”.

3.	Appendix I to the Agreement is hereby deleted in its entirety and replaced with Appendix I attached hereto.

4.	Miscellaneous.

(a)	Capitalized terms not defined in this Amendment shall have the meaning ascribed to such term in the Agreement. In the event of a conflict between the terms hereof and the Agreement, this Amendment shall control.

(b)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(c)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto.

(d)	This Amendment may be executed in one or more counterparts and such execution may occur by manual signature on a copy of the Amendment physically delivered, on a copy of the Amendment transmitted by facsimile transmission or on a copy of the Amendment transmitted as an imaged document attached to an email, or by "Electronic Signature", which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of the Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

Execution

(e)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative designated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

NYLIM ETF TRUST
On behalf of each of its Series identified on Appendix I attached hereto

By:	/s/ Jack R. Benintende
Name:	Jack R. Benintende
Title:	Vice President

NYLIM ACTIVE ETF TRUST
On behalf of each of its Series identified on Appendix I attached hereto

By:	/s/ Jack R. Benintende
Name:	Jack R. Benintende
Title:	Vice President

THE BANK OF NEW YORK MELLON

By:	/s/ Michael Gronsky
Name:	Michael Gronsky
Title:	Senior Vice President

Date:	September 18, 2026

Execution

APPENDIX I

(Amended and Restated as of September 16, 2026)

NYLIM ETF TRUST

NYLIM Candriam International Equity ETF
NYLIM Candriam U.S. Large Cap Equity ETF
NYLIM Candriam U.S. Mid Cap Equity ETF

NYLIM FTSE International Equity Currency Neutral ETF
NYLIM Global Equity R&D Leaders ETF

NYLIM Hedge Multi-Strategy Tracker ETF
NYLIM Merger Arbitrage ETF

NYLIM U.S. Large Cap R&D Leaders ETF

NYLIM ACTIVE ETF TRUST

NYLIM CBRE Real Estate & Infrastructure ETF
NYLIM MacKay California Muni Intermediate ETF
NYLIM MacKay Core Plus Bond ETF

NYLIM MacKay High Income ETF
NYLIM MacKay Muni Insured ETF
NYLIM MacKay Muni Intermediate ETF

NYLIM MacKay Securitized Income ETF

NYLIM Winslow Focused Large Cap Growth ETF
NYLIM Winslow Large Cap Growth ETF

NYLIM MacKay Muni Short Duration ETF

NYLIM MacKay Muni Allocation ETF

NYLIM International Small-Mid Cap Equity ETF

NYLIM Investment Grade CLO ETF

NYLIM MacKay Muni High Income ETF